Exhibit 10.2

Exhibit 10.2

Copyright, published by Adopted by Issued by The Documentary Committee of

The Baltic and International Maritime Council (BIMCO), Copenhagen International Support Vessel Owners The Baltic and International Maritime Council (BIMCO), Copenhagen

September 1989 Association (ISOA), London (First edition published 1975)

Printed by BIMCO’s idea REVISED 1989

1. Place and date UNIFORM TIME CHARTER PARTY

CHELMSFORD, OCTOBER 2009 FOR OFFSHORE SERVICE VESSELS

CODE NAME: “SUPPLYTIME 89” [GRAPHIC APPEARS HERE]

PART I

2. Owners/Place of business (full style, address and telex/telexfax no.) (Cl. 1(a)) 3. Charterers/Place of business (full style, address and telex/telexfax no.) (CI. 1(a))

OVH INC GLOBAL MARINE SEARCH LIMITED

1555 E FLAMINGO RD NEW SAXON HOUSE

#155 1 WINSFORD WAY

LAS VEGAS BOREHAM INTERCHANGE

NV 89119 CHELMSFORD

ESSEX, CM2 5PD

TEL: +44 (0)1245 702000

FAX: +44 (0) 1245 702209

4. Vessel’s name (CI. 1(a)) 5. Date of delivery (CI. 2(a)) 6. Cancelling dale (CI. 2(a) and (c))

M/V OCEAN ALERT OCTOBER, 2009 OR OTHER 20 DAYS AFTER DATE

DATE AS MAY BE MUTUALLY EVENTUALLY AGREED IN

AGREED BOX 5

7. Port or place of delivery (CI. 2(a)) 8. Port or place redelivery/notice of redelivery (CI. 2(d))

t.b.a.

t.b.a.

(i) Port or place of redelivery

20 (TWENTY)

(ii) Number of days notice of redelivery

9 Period of hire (Cl. 1(a)) 10. Extension of period of hire (optional) (Cl. 1(b))

AS PER SEARCH ASSIGNMENT see ANNEX D

N/A

(i) Period of extension

N/A

(ii) Advance notice for declaration of option (days)

11. Automatic extension period to complete voyage or well (CI. 1(c)) 12. Mobilisation charge (lump sum and when due) (CI. 2(b)(1))

N/A N/A

(i) Voyage or well (state which) (i) Lump sum

N/A N/A

(ii) Maximum extension period (state number of days) (ii) When due

13. Port or place of mobilisation (CI. 2(b)(1))

AS BOX 8

14. Early termination of charter (state amount of hire payable) (CI. 26(a)) 15. Number of days notice of early 16. Demobilisation charge (lump sum) (CI.

AS PER SEARCH ASSIGNMENT see ANNEX D termination (Cl. 26(a)) 2(e) and Cl. 26(a))

30 (THIRTY) N/A

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"SUPPLYTIME 89" UNIFORM TIME CHARTER PARTY FOR OFFSHORE SERVICE VESSELS PART I

17. Area of operation (Cl. 5(a))

AS PER SEARCH ASSIGNMENT see ANNEX D

18. Employment of vessel restricted to (state nature of service(s)) (Cl. 5(a))

IN SUPPORT OF CHARTERERS SEARCH ASSIGNMENT, ALWAYS WITHIN THE SAFE CAPABILITIES AND CAPACITIES OF THE VESSEL

19. Charter hire (state rate and currency) (Cl. 10(a) and (d))

£7,503,900 (SEVEN MILLION, FIVE HUNDRED AND THREE THOUSAND, NINE HUNDRED BRITISH POUNDS STERLING)

IN ACCORDANCE WITH THE COMPLETION AGREEMENT

20. Extension hire (if agreed, state rate) (Cl. 10(b))

N/A

21. Invoicing for hire and other payments (Cl. 10(d))

(i) state whether to be issued in advance or arrears

IN ACCORDANCE WITH THE COMPLETION AGREEMENT

(ii) state to whom to be issued if addressee other than stated in Box 2

N/A

(iii) state to whom to be issued if addressee other than stated in Box 3

N/A

22. Payments (state mode and place of payment; also state beneficiary and bank account) (Cl. 10(e))

IN ACCORDANCE WITH THE COMPLETION AGREEMENT

23. Payment of hire, bunker invoices and disbursements for Charterers' account (state maximum number of days) (Cl. 10(e))

IN ACCORDANCE WITH THE COMPLETION AGREEMENT

24. Interest rate payable (Cl. 10(e))

2% ABOVE PREVAILING BARCLAYS BANK plc RATE

25. Maximum audit period (Cl. 10(f))

N/A

26. Meals (state rate agreed) (Cl. 5(c)(i))

N/A

27. Accommodation (state rate agreed) (Cl. 5(c)(i))

N/A

28. Mutual Waiver of Recourse (optional, state whether applicable) (Cl. 12(f))

NOT APPLICABLE

29. Sublet (state amount of daily increment to charter hire) (Cl. 17(b))

N/A

30. War (state name of countries) (Cl. 19(e))

MIDDLE EAST

31. General average (place of settlement – only to be filled in if other than London) (Cl. 21)

32. Breakdown (state period) (Cl. 26(b)(v))

5 DAYS

33. Law and arbitration (state Cl. 31(a) or 31(b) or 31(c), as agreed; if Cl. 31(c) agreed also state place of arbitration) (Cl. 31)

CL 31(a)

34. Numbers of additional clauses covering special provisions, if agreed

N/A

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“SUPPLYTIME 89” UNIFORM TIME CHARTER PARTY FOR OFFSHORE SERVICE VESSELS PART I

35. Names and addresses for notices and other communications required to be given by 36. Names and addresses for notices and other communications required to be given by the Owners (CI. 28) the Charterers (CI. 28)

Sandra Hayes David Morris

sandra.hayes@globalmarinesystems.com dam@shipwreck.net

address as per box 3 5215 W Laurel Street

Copied to Tampa

Nicholas Pilbrow Florida

nicholaspilbrow@robertfraser.co.uk USA 33607

It is mutually agreed that this Contract shall be performed subject to the conditions contained in the Charter consisting of PART I, including additional clauses if any agreed and stated in Box 34, and PART II as well as ANNEX “A”, and ANNEX “B”, ANNEX “D” and ANNEX “E” as annexed to this Charter. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II and ANNEX “A” and ANNEX “B” to the extent of such conflict but no further. ANNEX “C” as annexed to this Charter is optional and shall only apply if expressly agreed and stated in Box 28.

Signature (Owners)

Signature (Charterers)

[GRAPHIC APPEARS HERE], President /s/ G. RUHAN, DIRECTOR GLOBAL MARINE SEARCH LIMITED

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “A” to Uniform Time Charter Party for Offshore Service Vessels Page 1 of 4:

Code Name: “SUPPLYTIME 89” - dated 2009 Relevant provisions are on page 3 and [GRAPHIC APPEARS HERE]

VESSEL SPECIFICATION

1. General

(a) Owner: Name:

Address:

(b) Operator: Name:

Address:

(c) Vessel’s Name: Builder:

(d) Year built:

(e) Type:

(f) Classification and Society:

(g) Flag:

(h) Date of next scheduled drydocking:

2. Performance

(a) Certified Bollard Pull (Tonnes)

(b) Speed/Consumption (Non-Towing)

(Approx. Daily Fuel Consumption)

(Fair Weather)

Max Speed: Kts (app.) Tonnes

Service Speed: Kts (app.) Tonnes

Standby (main engines secured) Tonnes

(c) Approx. Towing/Working Fuel Consumption

Engine Power 100% Tonnes

(d) Type(s) and Grade(s) of Fuel Used:

3. Dimensions and Capacities/Discharge Rates:

(a) L.O.A. (m): Breadth (m): Depth (m):

Max Draught (m):

(b) Deadweight (metric tons):

Discharge Rate

(c) * Cargo Fuel max (m3): /hr at head

(d) * Drill Water max (m3): /hr at head

(e) Potable Water (m3): /hr at head

(f) Dry Bulk (m3/cu.ft): in Tanks /hr at head

(g) Liquid Mud (m3/barrels): /hr at head

(max. SG)

State type of recirculation system i.e.

mechanical agitation, centrifugal pumps etc.

(h) Cargo Deck Area (m2): Capacity (m.t.):

Length (m) x Breadth (m):

Load Bearing Capacity

(i) Heavy Weight Brine (m3/barrels):

(max. SG) /hr at head

* Multipurpose Tanks yes/no:

4. Machinery

(a) BHP Main Engines:

(b) Engine Builder:

(c) Number of Engines and Type:

(d) Generators:

(e) Stabilisers:

(f) Bow Thruster(s):

(g) Stern Thruster(s):

(h) Propellers/Rudders:

(i) Number and Pressure Rating of Bulk Compressors:

(j) Fuel Oil Metering System:

5. Towing and Anchor Handling Equipment

(a) (i) Stern Roller (Dimensions):

(ii) Anchor Handling/Towing Winch:

(iii) Rig Chain Locker Capacity (linear feet of

3 in. Chain):

(iv) Tugger Winches:

(v) Chain Stopper Make and Type:

(b) (i) Towing Wire:

(ii) Spare Towing Wire:

(iii) Work Wire:

(iv) Spare Work Wire:

(v) Other Anchor Handling Equipment

(e.g. Pelican Hooks, Shackles, Stretchers etc.):

6. Radio and Navigation Equipment

(a) Radios

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Page 2 of 4:

Relevant provisions are on page 3 and 4.

ANNEX A

VESSEL SPECIFICATION

Single Side Band:

VHF:

Satcom:

(b) Electronic Navigation Equipment:

(c) Gyro:

(d) Radar:

(e) Autopilot:

(f) Depth Sounder:

7. Fire Fighting Equipment

(a) Class (FF1, FF2, FF3, other):

(b) Fixed:

(c) Portable:

8. Accommodation

(a) Crew: (b) Passengers:

9. Galley

(a) Freezer Space (m3):

(b) Cooler (m3):

10. Additional Equipment

(a) Mooring Equipment:

(b) Joystick:

(c) Other:

11. Standby/Survivor Certificate Yes/No

Nos:

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Page 3 of 4:
Relevant provisions are on page 3 and 4.

ANNEX A

VESSEL SPECIFICATIONS

1. General

(a) Owner OVH, Inc., c/o
Odyssey Marine Exploration Inc.
5215 West Laurel Street, 2nd Floor
Tampa, FL 33607 USA

(c) Ocean Alert Davie Yard, Canada
(d) 1968
(e) Survey Research Vessel
(f) 2 IRS 7006780
(g) Sierra Leone

2. Performance:

(b)	Max. Speed:	10 Kts	12 Tonnes
	Service Speed:	__ Kts	12 Tonnes
(c)	Fuel Consumption:	4 tons/day in survey mode	
(d)	Fuel type:	MGO, DMA (Max 0.1% sulphur)	

3. Dimensions and Capacities/Discharge Rates:

(a) L.O.A. 71.40m Breadth: 12.20m Dept: 4.8m
Max Draught: 4.8m
(b) Deadweight: 600 metric tons

(h) Cargo Deck Area: ____m Capacity: ____m
Length x Breadth: 71.40m x 12.20m

4. Machinery:

(a)	BHP Main Engines:	2 x 2640
(b)	Engine Builder:	Fairbanks Morse
(c)	Number/Type Engines:	2 Fairbanks
(d)	Generators:	2 x CAT 365 kw 1 x Cummins 275 kw
(e)	Stabilisers:	N/A
(f)	Bow Thrusters:	200 hp hydro electric
(g)	Stern Thrusters:	N/A
(h)	Propellers/Rudders:	2 x 4 Blade CCP Kamewa Semi Balanced
(j)	Fuel Oil Metering:	flow meter

Page 4 of 4:

Relevant provisions are on page 3 and 4.

5. Towing and Anchor Handling Equipment

(a) (ii) Anchor Handling/Towing Winch:

Anchor: 2 stockless bower 3100 pounds Chains: Grade U3(a) nominal diameter 34mm, length of link 204mm x breadth 122mm; total length of chain: 24.7 x 8 length

(iii) Rig Chain Capacity: 444 cubic feet

6. Radios and Navigation Equipment

(a) Radio: VHF: Full GMDSS Satcom: Fleet 77

(b) Electronic Nav Equip: Furuno GPS Plotter Electronic Chart Computer, Inmarsat C System

(c) Gyro: Sperry Gyro SR 120

(d) Radar: 1 x Furuno 21110 1 x Marine Radar 1832

(e) Autopilot: Sperry, 3 Station Contacts

(f) Depth Sounder: 2-1 Furuno, Atlas Deso 30 Kodan depth sounder

7. Fire Fighting Equipment

(b) Fixed: yes

(c) Portable: yes

8. Accommodation

(a) Crew: 17 (b) Passengers: 45 total 40 beds – single and double cabins

9. Gallery

Domestic refrigeration, cooling and frozen room Capacity 15 day provision/21 person

ANNEX “B” to Uniform Time Charter Party for Offshore Service Vessels

Code Name: “SUPPLYTIME 89” - dated OCTOBER 2009 [GRAPHIC APPEARS HERE]

INSURANCE

Insurance policies (as applicable) to be procured and maintained by the Owners under Clause 14:

(1) Marine Hull Insurance. – Hull and Machinery Insurance shall be provided with limits equal to those normally carried by the Owners for the Vessel.

(2) Protection and Indemnity (Marine Liability) Insurance. – Protection and Indemnity or Marine Liability insurance shall be provided for the Vessel with a limit equal to the value under paragraph 1 above or U.S. $5 million, whichever is greater, and shall include but not be limited to coverage for crew liability, third party bodily injury and property damage liability, including collision liability, towers liability (unless carried elsewhere).

(3) General Third Party Liability Insurance. – Coverage shall be for: Bodily Injury USD$1,000,000 per occurrence person Property Damage USD$1,000,000 per occurrence.

(4) Workmen’s Compensation and Employer’s Liability Insurance for Employees. – Covering non-employees for statutory benefits as set out and required by local law in area of operation or area in which the Owners may become legally obliged to pay benefits.

(5) Comprehensive General Automobile Liability Insurance. – Covering all owned, hired and non-owned vehicles, coverage shall be for:

Bodily Injury According to the local law.

Property Damage In an amount equivalent to

single limit per occurrence.

(6) Such other insurances as may be agreed.

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “C” to Uniform Time Charter Party for Offshore Service Vessels

Code Name: “SUPPLYTIME 89” dated OCTOBER 2009 [GRAPHIC APPEARS HERE]

AGREEMENT FOR MUTUAL INDEMNITY AND WAIVER OF RECOURSE

(Optional, only applicable if stated in Box 28 in PART I)

This Agreement is made between the Owners and the Charterers and is premised on the following:

(a) The Charterers and the Owners have entered into a contract or agreement dated as above regarding the performance of work or service in connection with the Charterers’ operations offshore (“Operations”);

(b) The Charterers and the Owners have entered into, or shall enter into, contracts or agreements with other contractors for the performance of work or service in connection with the Operations;

(c) Certain of such other contractors have signed, or may sign, counterparts of this Agreement or substantially similar agreements relating to the operations (“Signatory” or collectively “Signatories”); and

(d) The Signatories wish to modify their relationship at common law and avoid entirely disputes as to their liabilities for damage or injuries to their respective property or employees;

In consideration of the premises and of execution of reciprocal covenants by the other Signatories, the Owners agree that:

1. The Owners shall hold harmless, defend, indemnify and waive all rights of recourse against the other Signatories and their respective subsidiary and affiliate companies, employees, directors, officers, servants, agents, invitees, vessel(s), and insurers, from and against any and all claims, demands, liabilities or causes of action of every kind and character, in favour of any person or party, for injury to, illness or death of any employee of or for damage to or loss of property owned by the Owners (or in possession of the Owners by virtue of an arrangement made with an entity which is not a Signatory) which injury, illness, death, damage or loss arises out of the Operations, and regardless of the cause of such injury, illness, death, damage or loss even though caused in whole or in part by a pre-existing defect, the negligence, strict liability or other legal fault of other Signatories.

2. The Owners (including the Vessel) shall have no liability whatsoever for injury, illness or death of any employee of another Signatory under the Owners’ direction by virtue of an arrangement made with such other Signatory, or for damage to or loss of property of another Signatory in the Owners’ possession by virtue of an arrangement made with such other Signatory. In no event shall the Owners (including the Vessel) be liable to another Signatory for any consequential damages whatsoever arising out of or in connection with the performance or non-performance of this Agreement, including, but not limited to, loss of use, loss of profits, shut in or loss of production and cost of insurance.

3. The Owners undertake to obtain from their insurers a waiver of rights of subrogation against all other Signatories in accordance with the provisions of this Agreement governing the mutual liability of the Signatories with regard to the Operations.

4. The Owners shall attempt to have those of their sub-contractors which are involved in the Operations become Signatories and shall promptly furnish the Charterers with an original counterpart of this Agreement or of a substantially similar agreement executed by its sub-contractors.

5. Nothing contained in this Agreement shall be construed or held to deprive the Owners or the Charterers or any other Signatory as against any person or party, including as against each other, of any right to claim limitation of liability provided by any applicable law, statute or convention, save that nothing in this Agreement shall create any right to limit liability. Where the Owners or the Charterers or any other Signatory may seek an indemnity under the provisions of this Agreement as against each other in respect of a claim brought by a third party, the Owners or the Charterers or any other Signatory shall seek to limit their liability against such third party.

6. The Charterers shall provide the Owners with a copy of every counterpart of this Agreement or substantially similar agreement which is executed by another Signatory pertaining to the Operations, and shall, in signing this, and in every counterpart of this Agreement, be deemed to be acting as agent or trustee for the benefit of all Signatories.

7. This Agreement shall inure to the benefit of and become binding on the Owners as to any other Signatories on the later of the date of execution by the Owners and the date of execution of a counterpart of this Agreement or a substantially similar agreement by such other Signatory pertaining to the Operations.

8. Any contractor, consultant, sub-contractor, etc., performing work or service for the Charterers or another Signatory in connection with the Operations which has not entered into a formal contract for the performance of such work or service may nevertheless become a Signatory by signing a counterpart of this Agreement or a substantially similar agreement which shall govern, as to the subject of this Agreement, the relationship between such new Signatory and the other Signatories and also by extension its relations with the Charterers.

9. This Agreement may be executed in any number of counterparts or substantially similar agreements as necessary but all such counterparts shall together constitute one legal instrument.

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service Vessels

1. Period 1

(a) The Owners stated in Box 2 let and the Charterers stated in Box 3 hire the 2 Vessel named in Box 4, as specified in ANNEX “A” (hereinafter referred to as 3 “the Vessel”), for the period as stated in Box 9 from the time the Vessel is 4 delivered to the Charterers. 5

(b) Subject to Clause 10(b), the Charterers have the option to extend the 6 Charter Period in direct continuation for the period stated in Box 10(i), but 7 such an option must be declared in accordance with Box 10(ii). 8

(c) The Charter Period shall automatically be extended for the time required 9 to complete the voyage or well (whichever is stated in Box 11(i)) in progress, 10 such time not to exceed the period stated in Box 11(ii). 11

2. Delivery and Redelivery 12

(a) Delivery. - Subject to sub-clause (b) of this Clause the Vessel shall be 13 delivered by the Owners free of cargo and with clean tanks at any time 14 between the date stated in Box 5 and the date stated in Box 6 at the port or 15 place stated in Box 7 where the Vessel can safely lie always afloat. 16

(b) Mobilisation. (i) The Charterers shall pay a lump sum as stated in Box 12 17 without discount by way of mobilisation charge in consideration of the 18 Owners giving delivery at the port or place stated in Box 7, The mobilisation 19 charge shall not be affected by any change in the port or place of mobilisation 20 from that stated in Box 13. 21

(ii) Should the Owners agree to the Vessel loading and transporting cargo 22 and/or undertaking any other service for the Charterers on route to the port of 23 delivery or from the port of redelivery, then all terms and conditions of this 24 Charter Party shall apply to such loading and transporting and/or other 25 service exactly as if performed during the Charter Period excepting only that 26 any lump sum freight agreed in respect thereof shall be payable on shipment 27 or commencement of the service as the case may be, the Vessel and/or goods 28 lost or not lost. 29

(c) Cancelling. - If the Vessel is not delivered by midnight local time on the 30 cancelling date stated in Box 6, the Charterers shall be entitled to cancel this 31 Charter Party. However, if despite the exercise of due diligence by the 32 Owners, the Owners will be unable to deliver the Vessel by the cancelling 33 date, they may give notice in writing to the Charterers at any time prior to the 34 delivery date as stated in Box 5, and shall state in such notice the date by 35 which they will be able to deliver the Vessel. The Charterers may within 24 36 hours of receipt of such notice give notice in writing to the Owners cancelling 37 this Charter Party. If the Charterers do not give such notice, then the later date 38 specified in the Owners’ notice shall be substituted for the cancelling date for 39 all the purposes of this Charter Party. In the event the Charterers cancel the 40 Charter Party, it shall terminate on terms that neither party shall be liable to 41 the other for any losses incurred by reason of the non-delivery of the Vessel 42 or the cancellation of the Charter Party 43

(d) Redelivery. - The Vessel shall be redelivered on the expiration or earlier 44 termination of this Charter Party free of cargo and with clean tanks at the port 45 or place as stated in Box 8(i) or such other port or place as may be mutually 46 agreed. The Charterers shall give not less than the number of days notice in 47 writing of their intention to redeliver the Vessel, as stated in Box 8(ii). 48

(e) Demobilisation. - The Charterers shall pay a lump sum without discount in 49 the amount as stated in Box 16 by way of demobilization charge which amount 50 shall be paid on the expiration or on earlier termination of this Charter Party. 51

3. Condition of Vessel 52

(a) The Owners undertake that at the date of delivery under this Charter Party 53 the Vessel shall be of the description and classification as specified in ANNEX 54 “A”, attached hereto, and undertake to so maintain the Vessel during the 55 period of service under this Charter Party. 56

(b) The Owners shall before and at the date of delivery of the Vessel and 57 throughout the Charter Period exercise due diligence to make and maintain 58 the Vessel tight, staunch, strong in good order and condition and, without 59 prejudice to the generality of the foregoing, in every way fit to operate 60 effectively at all times for the services as stated in Clause 5. 61

4. Survey 62

The Owners and the Charterers shall jointly appoint an independent surveyor 63 for the purpose of determining and agreeing in writing the condition of the 64 Vessel, any anchor handling and towing equipment specified in Section 5 of 65 ANNEX “A”, and the quality and quantity of fuel, lubricants and water at the 66 time of delivery and redelivery hereunder. The Owners and the Charterers 67 shall jointly share the time and expense of such surveys. 68

5. Employment and Area of Operation 69

(a) The Vessel shall be employed in offshore activities which are lawful in 70 accordance with the law of the place of the Vessels flag and/or registration 71 and of the place of operation. Such activities shall be restricted to the 72 service(s) as stated in Box 18, and to voyages between any good and safe port 73 or place and any place or offshore unit where the Vessel can safely lie always 74 afloat within the Area of Operation as stated in Box 17 which shall always be 75 within Institute Warranty Limits and which shall in no circumstances be 76 exceeded without prior agreement and adjustment of the Hire and in 77 accordance with such other terms as appropriate to be agreed; provided 78 always that the Charterers do not warrant the safety of any such port or place 79 or offshore unit but shall exercise due diligence in issuing their orders to the 80 Vessel as if the Vessel were their own property and having regard to her 81 capabilities and the nature of her employment. Unless otherwise agreed, the 82 Vessel shall not be employed as a diving platform. 83

(b) Relevant permission and licences from responsible authorities for the 84 Vessel to enter, work in and leave the Area of Operation shall be obtained by 85 the Charterers and the Owners shall assist, if necessary, in every way 86 possible to secure such permission and licences. 87

(c) The Vessel’s Space. - The whole reach and burden and decks of the 88 Vessel shall throughout the Charter Period be at the Charterers’ disposal 89 reserving proper and sufficient space for the Vessel’s Master, Officers, Crew, 90 tackle, apparel, furniture, provisions and stores. The Charterers shall be 91 entitled to carry, so far as space is available and for their purposes in 92 connection with their operations: 93

(i) Persons other than crew members, other than fare paying, and for such 94 purposes to make use of the Vessel’s available accommodation not 95 being used on the voyage by the Vessel’s Crew. The Owners shall 96 provide suitable provisions and requisites for such persons for which the 97 Charterers shall pay at the rate as stated in Box 26 per meal and at the 98 rate as stated in Box 27 per day for the provision of bedding and services 99 for persons using berth accommodation. 100

(ii) Lawful cargo whether carried on or under deck. 101

(iii) Explosives and dangerous cargo, whether in bulk or packaged, provided 102 proper notification has been given and such cargo is marked and 103 packed in accordance with the national regulations of the Vessel and/or 104 the International Maritime Dangerous Goods Code and/or other 105 pertinent regulations. Failing such proper notification, marking or 106 packing the Charterers shall indemnify the Owners in respect of any loss, 107 damage or liability whatsoever and howsoever arising therefrom. The 108 Charterers accept responsibility for any additional expenses (including 109 reinstatement expenses) incurred by the Owners in relation to the 110 carriage of explosives and dangerous cargo. 111

(iv) Hazardous and noxious substances, subject to Clause 12(g), proper 112 notification and any pertinent regulations. 113

(d) Laving up of Vessel. The Charterers shall have the option of laving up the 114 Vessel at an agreed safe port or place for all or any portion of the Charter 115 Period in which case the Hire hereunder shall continue to be paid but, if the 116 period of such lay up exceeds 30 consecutive days there shall be credited 117 against such Hire the amount which the Owners shall reasonably have saved 118 by way of reduction in expenses and overloads as a result of the lay up of the 119 Vessel. 120

6. Master and Crew 121

(a) (i) The Master shall carry out his duties promptly and the Vessel shall 122 render all reasonable services within her capabilities by day and by night and 123 at such times and on such schedules as the Charterers may reasonably 124 require without any obligations of the Charterers to pay to the Owners of the 125 Master, Officers or the Crew of the Vessel any excess or overtime payments. 126 The Charterers shall furnish the Master with all instructions and sailing 127 directions and the Master and Engineer shall keep full and correct logs 128 accessible to the Charterers or their agents. 129

(ii) The Master shall sign cargo documents as and in the form presented, the 130 same, however, not to be Bills of Lading, but receipts which shall be non- 131 negotiable documents and shall be marked as such. The Charterers shall 132 indemnify the Owners against all consequences and liabilities arising from 133 the Master, Officers or agents signing, under the direction of the Charterers, 134 those cargo documents or other documents inconsistent with this Charter 135 Party or from any irregularity in the papers supplied by the Charterers or their 136 agents. 137

(b) The Vessel’s Crew if required by Charterers will connect and disconnect 138 electric cables, fuel, water and pneumatic hoses when placed on board the 139 Vessel in port as well as alongside the offshore units; will operate the 140 machinery on board the Vessel for loading and unloading cargoes; and will 141 hook and unhook cargo on board the Vessel when loading or discharging 142 alongside offshore units. If the port regulations or the seamen and/or labour 143

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service Vessels

unions do not permit the Crew of the Vessel to carry out any of this work, then 144 the Charterers shall make, at their own expense, whatever other 145 arrangements may be necessary, always under the direction of the Master. 146

(c) If the Charterers have reason to be dissatisfied with the conduct of the 147 Master or any Officer or member of the Crew, the Owners on receiving 148 particulars of the complaint shall promptly investigate the matter and if the 149 complaint proves to be well founded, the Owners shall as soon as reasonably 150 possible make appropriate changes in the appointment. 151

(d) The entire operation, navigation, and management of the Vessel shall be in 152 the exclusive control and command of the Owners, their Master, Officers 153 and authorised vessel manager.

Crew. The Vessel will be operated and the services hereunder will be 154 rendered as requested by the Charterers, subject always to the exclusive 155 right of the Owners or the Master of the Vessel to determine whether operation 156 of the Vessel may be safely undertaken. In the performance of the Charter 157 Party, the Owners are deemed to be an independent contractor, the 158 Charterers being concerned only with the results of the services performed. 159

7. Owners to Provide 160

(a) The Owners shall provide and pay for all provisions, wages and all other 161 expenses of the Master, Officers and Crew; all maintenance and repair of the 162 Vessel’s hull, machinery and equipment as specified in ANNEX “A”; also, 163 except as otherwise provided in this Charter Party, for all insurance on the 164 Vessel, all dues and charges directly related to the Vessel’s flag and/or 165 registration, all deck, cabin and engineroom stores, cordage required for 166 ordinary ship’s purposes mooring alongside in harbour, and all fumigation 167 expenses and de-ratisation certificates. The Owners’ obligations under this 168 Clause extend to cover all liabilities for consular charges appertaining to the 169 Master, Officers and Crew, customs or import duties arising at any time during 170 the performance of this Charter Party in relation to the personal effects of the 171 Master, Officers and Crew, and in relation to the stores, provisions and other 172 matters as aforesaid which the Owners are to provide and/or pay for and the 173 Owners shall refund to the Charterers any sums they or their agents may have 174 paid or been compelled to pay in respect of such liability. 175

The Owners shall provide appropriate crew and equipment to perform the Search Assignment.

(b) On delivery the Vessel shall be equipped, if appropriate, at the Owners’ 176 expense with any towing and anchor handling equipment specified in Section 177 5(b) of ANNEX “A”. If during the Charter Period any such equipment becomes 178 lost, damaged or unserviceable, other than as a result of the Owners’ 179 negligence, the Charterers shall either provide, or direct the Owners to 180 provide, an equivalent replacement at the Charterers’ expense. 181

8. Charterers to Provide 182

(a) While the Vessel is on hire the Charterers shall provide and pay for all fuel, 183 lubricants, water, dispersants, firefighting foam and transport thereof, port 184 charges, pilotage and boatmen and canal steersmen (whether compulsory or 185 not), launch hire (unless incurred in connection with the Owners’ business), 186 light duos, tug assistance), canal, dock, harbour, tonnage and other duos and 187 charges, agencies and commissions incurred on the Charterers’ business, 188 costs for security or other watchmen, and of quarantine (if occasioned by the 189 nature of the cargo carried or the ports visited whilst employed under this 190 Charter Party but not otherwise). 191

(b) At all times the Charterers shall provide and pay for the loading and 192 unloading of cargoes so far as not done by the Vessel’s crew, cleaning of 193 cargo tanks, all necessary dunnage, uprights and shoring equipment for 194 securing deck cargo, all cordage except as to be provided by the Owners, all 195 ropes, slings and special runners (including bulk cargo discharge hoses) 196 actually used for loading and discharging, inert gas required for the 197 protection of cargo, and electrodes used for offshore works, and shall 198 reimburse the Owners for the actual cost of replacement of special mooring 199 lines to offshore units, wires, nylon spring lines etc. used for offshore works, 200 all hose connections and adaptors, and further, shall refill oxygen/acetylene 201 bottles used for offshore works. 202

(c) The Charterers shall pay for customs duties, all permits, import duties 203 (including costs involved in establishing temporary or permanent importation 204 bonds), and clearance expenses, both for the Vessel and/or equipment, 205 required for or arising out of this Charter Party. 206

9. Bunkers 207

Unless otherwise agreed, the Vessel shall be delivered with bunkers and 208 lubricants as on board and redelivered with sufficient bunkers to reach the 209 next bunkering stage on route to her next port of call. The Charterers upon 210 delivery and the Owners upon redelivery shall take over and pay for the 211 bunkers and lubricants on board at the prices prevailing at the times and 212 ports of delivery and redelivery. 213

10. Hire and Payments See Completion Agreement 214

(a) Hire. The Charterers shall pay Hire for the Vessel at the rate started in Box 215

19 per day or pro rata for part thereof from the time that the Vessel is delivered 216 to the Charterers until the expiration or earlier termination of this Charter 217 Party. 218

(b) Extension Hire. If the option to extend the Charter Period under Clause 219 1 (b) is exercised. Hire for such extension shall, unless stated in Box 20, be 220 mutually agreed between the Owners and the Charterers. 221

(c) Adjustment of Hire. The rate of hire shall be adjusted to reflect 222 documented changes, after the date of entering into the Charter Party or the 223 date of commencement of employment, whichever is earlier, in the Owners’ 224 costs arising from changes in the Charterers’ requirements or regulations 225 governing the Vessel and/or its Crew or this Charter Party. 226

(d) Invoicing. All invoices shall be issued in the contract currency stated in 227 Box 19. In respect of reimbursable expenses incurred in currencies other 228 than the contract currency, the rate of exchange into the contract currency 229 shall be that quoted by the Central Bank of the country of such other currency 230 as at the date of the Owners’ invoice. Invoices covering Hire and any other 231 payments due shall be issued monthly as stated in Box 21 (i) or at the 232 expiration or earlier termination of this Charter Party. Notwithstanding the 233 foregoing, bunkers and lubricants on board at delivery shall be invoiced at 234 the time of delivery. 235

(e) Payments. Payments of Hire, bunker invoices and disbursements for the 236 Charterers’ account shall be received within the number of days stated in Box 237 23 from the date of receipt of the invoice. Payment shall be made in the 238 contract currency in full without discount to the account stated in Box 22. 239 However any advances for disbursements made on behalf of and approved by 240 the Owners may be deducted from Hire due. 241

Notwithstanding anything in this Charter Party, Hire (including any and all additional charges) for the Vessel shall not exceed the sum stated in Box 19.

If payment is not received by the Owners within 5 banking days following the 242 due date the Owners are entitled to charge interest at the rate stated in Box 24 243 on the amount outstanding from and including the due date until payment is 244 received. 245

Where an invoice is disputed, the Charterers shall in any event pay the 246 undisputed portion of the invoice but shall be entitled to withhold payment of 247 the disputed portion provided that such portion is reasonably disputed and 248 the Charterers specify such reason. Interest will be chargeable at the rate 249 stated in Box 24 on such disputed amounts where resolved in favour of the 250 Owners. Should the Owners prove the validity of the disputed portion of the 251 invoice, balance payment shall be received by the Owners within 5 banking 252 days after the dispute is resolved. Should the Charterers’ claim be valid, a 253 corrected invoice shall be issued by the Owners. 254

In default of payment as herein specified, the Owners may require the 255 Charterers to make payment of the amount due within 5 banking days of 256 receipt of notification from the Owners; failing which the Owners shall have 257 the right to withdraw the Vessel without prejudice to any claim the Owners 258 may have against the Charterers under this Charter Party. 259

While payment remains due the Owners shall be entitled to suspend the 260 performance of any and all of their obligations hereunder and shall have no 261 responsibility whatsoever for any consequences thereof, in respect of which 262 the Charterers hereby indemnify the Owners, and Hire shall continue to 263 accrue and any extra expenses resulting from such suspension shall be for 264 the Charterers’ account. 265

(f) Audit. The Charterers shall have the right to appoint an independent 266 chartered accountant to audit the Owners’ books directly related to work 267 performed under this Charter Party at any time after the conclusion of the 268 Charter Party, up to the expiry of the period stated in Box 25, to determine the 269 validity of the Owners’ charges hereunder. The Owners undertake to make 270 their records available for such purposes at their principal place of business 271 during normal working hours. Any discrepancies discovered in payments 272 made shall be promptly resolved by invoice or credit as appropriate. 273

11. Suspension of Hire 274

(a) If as a result of any deficiency of Crew or of the Owners’ stores, strike of 275 Master, Officers and Crew, breakdown of machinery, damage to hull or other 276 accidents to the Vessel, the Vessel is prevented from working, no Hire shall be 277 payable in respect of any time lost and any Hire paid in advance shall be 278 adjusted accordingly provided always and any lost time shall be added to 279 the period of hire, however that Hire shall not cease in the

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service Vessels

event of the Vessel being prevented from working as aforesaid as a result of: 280

(i) the carriage of cargo as noted in Clause 5(c)(iii) and (iv); 281

(ii) quarantine or risk of quarantine unless caused by the Master, Officers or 282 Crew having communication with the shore at any infected area not in 283 connection with the employment of the Vessel without the consent or the 284 instructions of the Charterers; 285

(iii) deviation from her Charter Party duties or exposure to abnormal risks at 286 the request of the Charterers; 287

(iv) detention in consequence of being driven into port or to anchorage 288 through stress of weather or trading to shallow harbours or to river or 289 ports with bars or suffering an accident to her cargo, when the expenses 290 resulting from such detention shall be for the Charterers’ account 291 howsoever incurred; 292

(v) detention or damage by ice; 293

(vi) any act or omission of the Charterers, their servants or agents. 294

(b) Liability for Vessel not Working. - The Owners’ liability for any loss, 295 damage or delay sustained by the Charterers as a result of the Vessel being 296 prevented from working by any cause whatsoever shall be limited to 297 suspension of hire. 298

(c) Maintenance and Drydocking. - Notwithstanding sub-clause (a) hereof, the 299 Charterers shall grant the Owners a maximum of 24 hours 4 days per month on 300 hire which shall be cumulative, per month or pro rata for part of a month from the 301 commencement of the Charter Period for maintenance and repairs including 302 drydocking (hereinafter referred to as “maintenance allowance”). 303

The Vessel shall be drydocked at regular intervals. The Charterers shall place 304 the Vessel at the Owners’ disposal clean of cargo, at a port (to be nominated 305 by the Owners at a later date) having facilities suitable to the Owners for the 306 purpose of such drydocking. 307

During reasonable voyage time taken in transits between such port and Area 308 of Operation the Vessel shall be on hire and such time shall not be counted 309 against the accumulated maintenance allowance. 310

Hire shall be suspended during any time taken in maintenance repairs and 311 drydocking in excess of the accumulated maintenance allowance and any lost 312 time shall be added to the period of hire.

In the event of loss time being taken by the Owners for repairs and drydocking 313 or, alternatively, the Charterers not making the Vessel available for all or part 314 of this time, the Charterers shall, upon expiration or earlier termination of the 315 Charter Party, pay the equivalent of the daily rate of Hire then prevailing in 316 addition to Hire otherwise due under this Charter Party in respect of all such 317 time not so taken or made available. 318

Upon commencement of the Charter Period, the Owners agree to furnish the 319 Charterers with the Owners’ proposed drydocking schedule and the 320 Charterers agree to make every reasonable effort to assist the Owners in 321 adhering to such predetermined drydocking schedule for the Vessel. 322

12. Liabilities and Indemnities 323

(a) Owners. - Notwithstanding anything else contained in this Charter Party 324 excepting Clauses 5(c)(iii), 7(b), 8(b), 12(g), 15(c) and 21, the Charterers shall 325 not be responsible for loss of or damage to the property of the Owners or of 326 their contractors and sub-contractors, including the Vessel, or for personal 327 injury or death of the employees of the Owners or of their contractors and 328 sub-contractors, arising out of or in any way connected with the performance 329 of this Charter Party, even if such loss, damage, injury or death is caused 330 wholly or partially by the act, neglect, or default of the Charterers, their 331 employees, contractors or sub-contractors, and even if such loss, damage, 332 injury or death is caused wholly or partially by unseaworthiness of any vessel; 333 and the Owners shall indemnify, protect, defend and hold harmless the 334 Charterers from any and against all claims, costs, expenses, actions, 335 proceedings, suits, demands and liabilities whatsoever arising out of or in 336 connection with such loss, damage, personal injury or death. 337

(b) Charterers. - Notwithstanding anything else contained in this Charter 338 Party excepting Clause 21, the Owners shall not be responsible for loss of, 339 damage to, or any liability arising out of anything towed by the Vessel, any 340 cargo laden upon or carried by the Vessel or her tow, the property of the 341 Charterers or of their contractors and sub-contractors, including their 342 offshore units, or for personal injury or death of the employees of the 343 Charterers or of their contractors and sub-contractors (other than the Owners 344 and their contractors and sub-contractors) or of anyone on board anything 345 towed by the Vessel, arising out of or in any way connected with the 346 performance of this Charter Party, even if such loss, damage, liability, injury 347 or death is caused wholly or partially by the act, neglect or default of the 348 Owners, their employees, contractors or sub-contractors, and even if such 349 loss, damage, liability, injury or death is caused wholly or partially by the 350 unseaworthiness of any vessel; and the Charterers shall indemnify, protect, 351 defend and hold harmless the Owners from any and against all claims, costs, 352 expenses, actions, proceedings, suits, demands, and liabilities whatsoever 353 arising out of or in connection with such loss, damage, liability, personal 354 injury or death. 355

(c) Consequential Damages. - Neither party shall be liable to the other for, and 356 each party hereby agrees to protect, defend and indemnify the other against, 357 any consequential damages whatsoever arising out of or in connection with 358 the performance or non-performance of this Charter Party, including, but not 359 limited to, loss of use, loss of profits, shut-in or loss of production and cost of 360 insurance. 361

(d) Limitations. - Nothing contained in this Charter Party shall be construed or 362 held to deprive the Owners or the Charterers, as against any person or party, 363 including as against each other, of any right to claim limitation of liability 364 provided by any applicable law, statute or convention, save that nothing in 365 this Charter Party shall create any right to limit liability. Where the Owners or 366 the Charterers may seek an indemnity under the provisions of this Charter 367 Party or against each other in respect of a claim brought by a third party, the 368 Owners or the Charterers shall seek to limit their liability against such third 369 party. 370

(e) Himalaya Clause. - (i) All exceptions, exemptions, defences, immunities, 371 limitations of liability, indemnities, privileges and conditions granted or 372 provided by this Charter Party or by any applicable statute, rule or regulation 373 for the benefit of the Charterers shall also apply to and be for the benefit of the 374 Charterers’ parent, affiliated, related and subsidiary companies; the 375 Charterers’ contractors, sub-contractors, clients, joint venturers and joint 376 interest owners (always with respect to the job or project on which the Vessel 377 is employed); their respective employees and their respective underwriters. 378

(ii) All exceptions, exemptions, defences, immunities, limitations of liability, 379 indemnities, privileges and conditions granted or provided by this Charter 380 Party or by any applicable statute, rule or regulation for the benefit of the 381 Owners shall also apply to and be for the benefit of the Owners’ parent, 382 affiliated, related and subsidiary companies, the Owners’ sub-contractors, 383 the Vessel, its Master, Officers and Crew, its registered owner, its operator, its 384 demise charterer(s), their respective employees and their respective 385 underwriters. 386

(iii) The Owners or the Charterers shall be deemed to be acting as agent or 387 trustee of and for the benefit of all such persons and parties set forth above, 388 but only for the limited purpose of contracting for the extension of such 389 benefits to such persons and parties. 390

(f) Mutual Waiver of Recourse (Optional, only applicable if stated in Box 28, but 391 regardless of whether this option is exercised the other provisions of Clause 12 392 shall apply and shall be paramount) 393

In order to avoid disputes regarding liability for personal injury or death of 394 employees or for loss of or damage to property, the Owners and the 395 Charterers have entered into, or by this Charter Party agree to enter into, an 396 Agreement for Mutual Indemnity and Waiver of Recourse (in a form 397 substantially similar to that specified in ANNEX “C”) between the Owners, the 398 Charterers and the various contractors and sub-contractors of the Charterers. 399

(g) Hazardous and Noxious Substances. - Notwithstanding any other 400 provision of this Charter Party to the contrary, the Charterers shall always be 401 responsible for any losses, damages or liabilities suffered by the Owners, 402 their employees, contractors or sub-contractors, by the Charterers, or by 403 third parties, with respect to the Vessel or other property, personal injury or 404 death, pollution or otherwise, which losses, damages or liabilities are caused, 405 directly or indirectly, as a result of the Vessel’s carriage of any hazardous and 406 noxious substances in whatever form as ordered by the Charterers, and the 407 Charterers shall defend, indemnify the Owners and hold the Owners harmless 408 for any expense, loss or liability whatsoever or howsoever arising with 409 respect to the carriage of hazardous or noxious substances. 410

13. Pollution 411

(a) Except as otherwise provided for in Clause 15(c)(iii), the Owners shall be 412 liable for, and agree to indemnify, defend and hold harmless the Charterers 413 against, all claims, costs, expenses, actions, proceedings, suits, demands 414 and liabilities whatsoever arising out of actual or potential pollution damage 415 and the cost of cleanup or control thereof arising from acts or omissions of 416 the Owners or their personnel which cause or allow discharge, spills or leaks 417 from the Vessel, except as may emanate from cargo thereon or therein. 418

(b) The Charterers shall be liable for and agree to indemnify, defend and hold 419 harmless the Owners from all claims, costs, expenses, actions, proceedings, 420 suits, demands, liabilities, loss or damage whatsoever arising out of or 421 resulting from any other actual or potential pollution damage, even where 422 caused wholly or partially by the act, neglect or default of the Owners, their 423

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service Vessels

employees, contractors or sub-contractors or by the unseaworthiness of the 424

Vessel. 425

14. Insurance 426

(a) (i) The Owners shall procure and maintain in effect for the duration of this 427 Charter Party, with reputable insurers, the insurances set forth in ANNEX “B”. 428 Policy limits shall not be less than those indicated. Reasonable deductibles 429 are acceptable and shall be for the account of the Owners. 430

(ii) The Charterers shall upon request be named as co-insured. The Owners 431 shall upon request cause insurers to waive subrogation rights against the 432 Charterers (as encompassed in Clause 12(e)(1)). Co-insurance and/or 433 waivers of subrogation shall be given only insofar as these relate to liabilities 434 which are properly the responsibility of the Owners under the terms of this 435 Charter Party. 436

(b) The Owners shall upon request furnish the Charterers with certificates of 437 insurance which provide sufficient information to verify that the Owners have 438 complied with the insurance requirements of this Charter Party 439

(c) If the Owners fail to comply with the aforesaid insurance requirements, the 440 Charterers may, without prejudice to any other rights or remedies under this 441 Charter Party, purchase similar coverage and deduct the cost thereof from 442 any payment due to the Owners under this Charter Party. 443

15 Saving of Life and Salvage (other than salvage that the vessel is intended 444 to undertake under this agreement as further described in the Completion Agreement)

(a) The Vessel shall be permitted to deviate for the purpose of saving life at 445 sea without prior approval of or notice to the Charterers and without loss of 446 Hire provided however that notice of such deviation is given as soon as 447 possible. 448

(b) Subject to the Charterers’ consent, which shall not be unreasonably 449 withheld, the Vessel shall be at liberty to undertake attempts at salvage, it 450 being understood that the Vessel shall be off hire from the time she leaves 451 port or commences to deviate and she shall remain off-hire until she is again 452 in every way ready to resume the Charterers’ service at a position which is not 453 less favourable to the Charterers than the position at the time of leaving port 454 or deviating for the salvage services. 455

All salvage monies earned by the Vessel shall be divided equally between the 456 Owners and the Charterers, after deducting the Master’s, Officers’ and Crew’s 457 share, legal expenses, value of fuel and lubricants consumed, Hire of the 458 Vessel lost by the Owners during the salvage, repairs to damage sustained, if 459 any, and any other extraordinary loss or expense sustained as a result of the 460 salvage. 461

The Charterers shall be bound by all measures taken by the Owners in order 462 to secure payment of salvage and to fix its amount. 463

(c) The Owners shall waive their right to claim any award for salvage 464 performed on property owned by or contracted to the Charterers, always 465 provided such property was the object of the operation the Vessel was 466 chartered for, and the Vessel shall remain on hire when rendering salvage 467 services to such property. This waiver is without prejudice to any right the 468 Vessel’s Master, Officers and Crew may have under any title. 469

If the Owners render assistance to such property in distress on the basis of 470 “no claim for salvage”, then, notwithstanding any other provisions contained 471 in this Charter Party and even in the event of neglect or default of the Owners, 472 Master, Officers or Crew: 473

(i) The Charterers shall be responsible for and shall indemnify the Owners 474 against payments made, under any legal rights, to the Master, Officers 475 and Crew in relation to such assistance. 476

(ii) The Charterers shall be responsible for and shall reimburse the Owners 477 for any loss or damage sustained by the Vessel or her equipment by 478 reason of giving such assistance and shall also pay the Owners’ 479 additional expenses thereby incurred. 480

(iii) The Charterers shall be responsible for any actual or potential spill, 481 seepage and/or emission of any pollutant howsoever caused occurring 482 within the offshore site and any pollution resulting therefrom 483 wheresoever it may occur and including but not limited to the cost of 484 such measures as are reasonably necessary to prevent or mitigate 485 pollution damage, and the Charterers shall indemnify the Owners 486 against any liability, cost or expense arising by reason of such actual or 487 potential spill, seepage and/or emission. 488

(iv) The Vessel shall not be off-hire as a consequence of giving such 489 assistance, or effecting repairs under sub-paragraph (ii) of this sub- 490 clause, and time taken for such repairs shall not count against time 491 granted under Clause 11(c). 492

(v) The Charterers shall indemnify the Owners against any liability, cost 493 and/or expense whatsoever in respect of any loss of life, injury, damage 494 or other loss to person or property howsoever arising from such 495 assistance 496

16. Lien 497

The Owners shall have a lien upon all cargoes and equipment for all claims 498 against the Charterers under this Charter Party and the Charterers shall have a lien on the 499 Vessel for all monies paid in advance and not earned. The Charterers will not 500 suffer, nor permit to be continued, any lien or encumbrance incurred by them 501 or their agents, which might have priority over the title and interest of the 502 Owners in the Vessel. Except as provided in Clause 12, the Charterers shall 503 indemnify and hold the Owners harmless against any lien of whatsoever 504 nature arising upon the Vessel during the Charter Period while she is under 505 the control of the Charterers, and against any claims against the Owners 506 arising out of the operation of the Vessel by the Charterers or out of any 507 neglect of the Charterers in relation to the Vessel or the operation thereof. 508 Should the Vessel be arrested by reason of claims or liens arising out of her 509 operation hereunder, unless brought about by the act or neglect of the 510 Owners, the Charterers shall at their own expense take all reasonable steps to 511 secure that within a reasonable time the Vessel is released and at their own 512 expense put up bail to secure release of the Vessel. 513

17. Sublet and Assignment 514

(a) Charterers.—The Charterers shall have the option of subletting, assigning 515 or loaning the Vessel to any person or company not competing with the 516 Owners, subject to the Owners’ prior approval which shall not be 517 unreasonably withheld, upon giving notice in writing to the Owners, but the 518 original Charterers shall always remain and the final Charterers shall be 519 responsible to the Owners for due performance of the Charter Party, in the event of such sublet, assignment or 520 loan of the Vessel, the terms of the Completion Agreement shall remain unchanged, and contractors of the person or company taking such subletting, assigning or loan shall be deemed contractors of the 521 Charterers for all the purposes of this Charter Party. The Owners make it a 522 condition of such consent that additional Hire shall be paid as agreed 523 between the Charterers and the Owners having regard to the nature and 524 period of any intended service of the Vessel. 525

(b) If the Vessel is sublet, assigned or loaned to undertake rig anchor 526 handling and/or towing operations connected with equipment, other than that 527 used by the Charterers, then a daily increment to the Hire in the amount as 528 stated in Box 29 or pro rata shall be paid for the period between departure for 529 such operations and return to her normal duties for the Charterers. 530

(c) Owners. The Owners may not assign or transfer any part of this Charter 531 Party without the written approval of the Charterers, which approval shall not 532 be unreasonably withhold. 533

Approval by the Charterers of such subletting or assignment shall not relieve 534 the Owners of their responsibility for duo performance of the part of the 535 services which is sublet or assigned. 536

18. Substitute Vessel 537

The Owners shall be entitled at any time, whether before delivery or at any 538 other time during the Charter Period, to provide a substitute vessel, subject to 539 the Charterers’ prior approval which shall not be unreasonably withheld. 540

19. War SEE ANNEX E 541

(a) Unless the consent of the Owners be first obtained, the Vessel shall not be 542 ordered nor continuo to any port or place or on any voyage nor be used on 543 any service which will bring the Vessel within a zone which is dangerous as a 544 result of any actual or threatened act of war, war, hostilities, warlike 545 operations, acts of piracy or of hostility or malicious damage against this or 546 any other vessel or its cargo by any person, body or state whatsoever, 547 revolution, civil war, civil commotion or the operation of international law, nor 548 be exposed in any way to any risks or penalties whatsoever consequent upon 549 the imposition of sanctions, nor carry any goods that may in any way expose 550 her to any risks of seizure, capture, penalties or any other interference of any 551 kind whatsoever by the belligerentor fighting powers or parties or by any 552 government or rulers. 553

(b) Should the Vessel approach or be brought or ordered within such zone, or 554 be exposed in any way to the said risks, (i) the Owners shall be entitled from 555 time to time to insure their interest in the Vessel for such terms as they doom 556 fit up to its open market value and also in the Hire against any of the risks 557 likely to be involved thereby, and the Charterers shall make a refund on 558 demand of any additional premium thereby incurred, and (ii) notwithstanding 559

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service

Vessels the terms of Clause 11 Hire shall be payable for all time lost including any loss 560 owing to loss of or injury to the Master, Officers, Crew or passengers or to 561 refusal by any of them to proceed to such zone or to be exposed to such risks. 562

(c) In the event of additional insurance premiums being incurred or the wages 563 of the Master and/or Officers and/or Crew and/or the cost of provisions and/ 564 or stores for deck and/or engine room being increased by reason of or during 565 the existence of any of the matters mentioned in sub-clause (a) the amount of 566 any additional premium and/or increase shall be added to the Hire, and paid 567 by the Charterers on production of the Owners’ account therefor, such 568 account being rendered monthly. 569

(d) The Vessel shall have liberty to comply with any orders or directions as to 570 departure, arrival, routes, ports of call, stoppages, destination, delivery or in 571 any other way whatsoever given by the government of the nation under whose 572 flag the Vessel sails or any other government or any person (or body) acting 573 or purporting to act with the authority of such government or by any 574 committee or person having under the terms of the war risks insurance on the 575 Vessel the right to give any such orders or directions. 576

(e) In the event of the outbreak of war (whether there be a declaration of war or 577 not) between any of the countries stated in Box 30 or in the event of the nation 578 under whose flag the Vessel sails becoming involved in war (whether there be 579 a declaration of war or not) either the Owners or the Charterers may terminate 580 this Charter Party, whereupon the Charterers shall redeliver the Vessel to the 581 Owners in accordance with PART I if it has cargo on board after discharge 582 thereof at destination or, if debarred under this Clause from reaching or 583 entering it, at a near open and safe port or place as directed by the Owners, or 584 if the Vessel has no cargo on board, at the port or place at which it then is or if 585 at sea at a near, open and safe port or place as directed by the Owners. In all 586 cases Hire shall continue to be paid and, except as aforesaid, all other 587 provisions of this Charter Party shall apply until redelivery. 588

(f) If in compliance with the provisions of this Clause anything is done or is not 589 done, such shall not be deemed a deviation. 590

The Charterers shall procure that all Bills of Lading (if any) issued under this 591 Charter Party shall contain the stipulations contained in sub-clauses (a), (d) 592 and (f) of this Clause. 593

20. Excluded Ports 594

(a) The Vessel shall not be ordered to nor bound to enter without the Owners’ 595 written permission (a) any place where fever or epidemics are prevalent or to 596 which the Master, Officers and Crew by law are not bound to follow the Vessel; 597

(b) any ice-bound place or any place where lights, lightships, marks and 598 buoys are or are likely to be withdrawn by reason of ice on the Vessel’s arrival 599 or where there is risk that ordinarily the Vessel will not be able on account of 600 ice to reach the place or to get out after having completed her operations. The 601 Vessel shall not be obliged to force ice nor to follow an icebreaker. If, on 602 account of ice, the Master considers it dangerous to remain at the loading or 603 discharging place for fear of the Vessel being frozen in and/or damaged he 604 has liberty to sail to a convenient open place and await the Charterers’ fresh 605 instructions. 606

(b) Should the Vessel approach or be brought or ordered within such place, 607 or be exposed in any way to the said risks, the Owners shall be entitled from 608 time to time to insure their interests in the Vessel and/or Hire against any of 609 the risks likely to be involved thereby on such terms as they shall think fit, the 610 Charterers to make a refund to the Owners of the premium on demand. 611

Notwithstanding the terms of Clause 11 Hire shall be paid for all time lost 612 including any lost owing to loss of or sickness or injury to the Master, Officers, 613 Crew or passengers or to the action of the Crew in refusing to proceed to such 614 place or to be exposed to such risks. 615

21. General Average and New Jason Clause 616

General Average shall be adjusted and settled in London unless otherwise 617 stated in Box 31, according to York/Antwerp Rules, 1974, as may be amended. 618 Hire shall not contribute to General Average. Should adjustment be made in 619 accordance with the law and practice of the United States of America, the 620 following provision shall apply: 621

“In the event of accident, danger, damage or disaster before or after the 622 commencement of the voyage, resulting from any cause whatsoever, whether 623 due to negligence or not, for which, or for the consequence of which, the 624 Owners are not responsible, by statute, contract or otherwise, the cargo, 625 shippers, consignees or owners of the cargo shall contribute with the Owners 626 in General Average to the payment of any sacrifices, loss or expenses of a 627 General Average nature that may be made or incurred and shall pay salvage 628 and special charges incurred in respect of the cargo. 629

If a salving vessel is owned or operated by the Owners, salvage shall be paid 630 for as fully as if the said salving vessel or vessels belonged to strangers. Such 631 deposit as the Owners, or their agents, may deem sufficient to cover the 632 estimated contribution of the cargo and any salvage and special charges 633 thereon shall, if required, be made by the cargo, shippers, consignees 634 or owners of the cargo to the Owners before delivery”. 635

22. Both-to-Blame Collision Clause 636

If the Vessel comes into collision with another ship as a result of the 637 negligence of the other ship and any act, neglect or default of the Master, 638 mariner, pilot or the servants of the Owners in the navigation or the 639 management of the Vessel, the Charterers will indemnify the Owners against 640 all loss or liability to the other or non-carrying ship or her owners insofar as 641 such loss or liability represent loss of or damage to, or any claim whatsoever 642 of the owners of any goods carried under this Charter Party paid or payable by 643 the other or non-carrying ship or her owners to the owners of the said goods 644 and set-off, recouped or recovered by the other or non-carrying ship or her 645 owners as part of their claim against the Vessel or the Owners. The foregoing 646 provisions shall also apply where the owners, operators or those in charge of 647 any ship or ships or objects other than or in addition to the colliding ships or 648 objects are at fault in respect of a collision or contact. 649

23. Structural Alterations and Additional Equipment 650

The Charterers shall have the option of, at their expense, making structural 651 alterations to the Vessel or installing additional equipment with the written 652 consent of the Owners which shall not be unreasonably withheld but unless 653 otherwise agreed the Vessel is to be redelivered reinstated, at the Charterers’ 654 expense, to her original condition. The Vessel is to remain on hire during any 655 period of these alterations or reinstatement. The Charterers, unless otherwise 656 agreed, shall be responsible for repair and maintenance of any such 657 alteration or additional equipment. 658

24. Health and Safety 659

The Owners shall comply with and adhere to all applicable international, 660 national and local regulations pertaining to health and safety, and such 661 Charterers’ instructions as may be appended hereto. 662

25. Taxes 663

Each party shall pay taxes due on its own profit, income and personnel. The 664 Charterers shall pay all other taxes and dues arising out of the operation or 665 use of the Vessel during the Charter Period. 666

In the event of change in the Area of Operation or change in local regulation 667 and/or interpretation thereof, resulting in an unavoidable and documented 668 change of the Owners’ tax liability after the date of entering into the Charter 669 Party or the date of commencement of employment, whichever is the earlier, 670 Hire shall be adjusted accordingly. 671

26. Early Termination 672

(a) For Charterers’ Convenience. - The Charterers may terminate this 673 Charter See SEARCH ASSIGNMENT - ANNEX D Party at any time by giving the Owners written notice as stated in Box 15 and 674 by paying the settlement stated in Box 14 and the demobilization charge 675 stated in Box 16, as well as Hire or other payments due under the Charter 676 Party 677

(b) For Cause. - If either party becomes informed of the occurrence of any 678 event described in this Clause that party shall so notify the other party 679 promptly in writing and in any case within 3 days after such information is 680 received. If the occurrence has not ceased within 3 days after such 681 notification has been given, this Charter Party may be terminated by either 682 party, without prejudice to any other rights which either party may have, under 683 any of the following circumstances: 684

(i) Requisition. - If the government of the state of registry and/or the flag of 685 the Vessel, or any agency thereof, requisitions for hire or title or 686 otherwise takes possession of the Vessel during the Charter Period. 687

(ii) Confiscation. - If any government, individual or group, whether or not 688 purporting to act as a government or on behalf of any government, 689 confiscates, requisitions, expropriates, seizes or otherwise takes 690 possession of the Vessel during the Charter Period. 691 (iii) Bankruptcy. - In the event of an order being made or resolution passed 692 for the winding up, dissolution, liquidation or bankruptcy of either party 693 (otherwise than for the purpose of reconstruction or amalgamation) or if 694 a receiver is appointed or if it suspends payment or ceases to carry on 695 business. 696 (iv) Loss of Vessel. - If the Vessel is lost, actually or constructively, or 697 missing, unless the Owners provide a substitute vessel pursuant to 698 Clause 18. In the case of termination, Hire shall cease from the date the 699

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SUPPLYTIME 89” Uniform Time Charter Party for Offshore Service Vessels

Vessel was lost or, in the event of a constructive total loss, from the date 700 of the event giving rise to such loss. If the date of loss cannot be 701 ascertained or the Vessel is missing, payment of Hire shall cease from 702 the date the Vessel was last reported. 703

(v) Breakdown. - If, at any time during the term of this Charter Party, a 704 breakdown of the Owners’ equipment or Vessel results in the Owners’ 705 being unable to perform their obligations hereunder for a period 706 exceeding that stated in Box 32, unless the Owners provide a substitute 707 vessel pursuant to Clause 18. 708

(vi) Force Majeure. - If a force majeure condition as defined in Clause 27 709 prevails for a period exceeding 15 consecutive days. 710

(vii) Default. - If either party is in repudiatory breach of its obligations 711 hereunder. 712

Termination as a result of any of the above mentioned causes shall not relieve 713 the Charterers of any obligation for Hire and any other payments due. 714

27. Force Majeure 715

Neither the Owners nor the Charterers shall be liable for any loss, damages or 716 delay or failure in performance hereunder resulting from any force majeure 717 event, including but not limited to acts of God, fire, action of the elements, 718 epidemics, war (declared or undeclared), warlike actions, insurrection, 719 revolution or civil strife, acts of terrorism, sabotage or the consequences 720 thereof, piracy, civil war or hostile action, strikes or differences with workmen (except for disputes relating solely to the Owners’ 721 or the Charterers’ employees), acts of the public enemy, federal or state laws, 722 rules and regulations of any governmental authorities having or asserting 723 jurisdiction in the premises or of any other group, organisation or informal 724 association (whether or not formally recognised as a government), and any 725 other cause beyond the reasonable control of either party which makes 726 continuance of operations impossible. 727

28. Notices and Invoices 728

Notices and invoices required to be given under this Charter Party shall be 729 given in writing to the addresses stated in Boxes 21, 35 and 36 as appropriate. 730

29. Wreck Removal 731

If the Vessel sinks and becomes a wreck and an obstruction to navigation and 732 has to be removed upon request by any compulsory law or authority having 733 jurisdiction over the area where the wreck is placed, the Owners shall be 734 liable for any and all expenses in connection with the raising, removal, 735 destruction, lighting or marking of the wreck. 736

30. Confidentiality 737

All information or data obtained by the Owners in the performance of this 738 Charter Party is the property of the Charterers, is confidential and shall not be 739 disclosed without the prior written consent of the Charterers. The Owners 740 shall use their best efforts to ensure that the Owners, any of their 741 sub-contractors, and employees and agents thereof shall not disclose any 742 such information or data. 743

31. Law and Arbitration 744

*) (a) This Charter Party shall be governed by English law and any dispute 745 arising out of this Charter Party shall be referred to arbitration in London, one 746 arbitrator being appointed by each party, in accordance with the Arbitration 747 Acts 1950 and 1979 or any statutory modification or re-enactment thereof for 748 the time being in force. On the receipt by one party of the nomination in 749 writing of the other party’s arbitrator that party shall appoint their arbitrator 750 within 14 days, failing which the arbitrator already appointed shall act as sole 751 arbitrator. If two arbitrators properly appointed shall not agree they shall 752 appoint an umpire whose decision shall be final. 753

*) (b) Should any dispute arise out of this Charter Party, the matter in dispute 754 shall be referred to three persons at New York, one to be appointed by each of 755 the parties hereto, and the third by the two so chosen; their decision or that of 756 any two of them shall be final, and for purpose of enforcing any award, this 757 agreement may be made a rule of the Court. The arbitrators shall be members 758 of the Society of Maritime Arbitrators, Inc. of New York and the proceedings 759 shall be conducted in accordance with the rules of the Society. 760

*) (c) Any dispute arising out of this Charter Party shall be referred to arbitration 761 at the place stated in Box 33 subject to the law and procedures applicable 762 there. 763

(d) If Box 33 in PART I is not filled in, sub-clause (a) of this Clause shall apply. 764

*) (a), (b) and (c)) are alternatives; state alternative agreed in Box 33 765

32. Entire Agreement 766

This is the entire agreement of the parties, which supersedes all previous 767 written or oral understandings and which may not be modified except by a 768 written amendment signed by both parties. 769

33. Severability Clause 770

If any portion of this Charter Party is held to be invalid or unenforceable for 771 any reason by a court or governmental authority of competent jurisdiction, 772 then such portion will be deemed to be stricken and the remainder of this 773 Charter Party shall continue in full force and effect. 774

34. Demise 775

Nothing herein contained shall be construed as creating a demise of 776 the Vessel to the Charterers. 777

35. Definitions 778

“Well” is defined for the purposes of this Charter Party as the time required to 779 drill, test, complete and/or abandon a single borehole including any side- 780 track thereof. 781

“Offshore unit” is defined for the purposes of this Charter Party as any vessel, 782 offshore installation, structure and/or mobile unit used in offshore 783 exploration, construction, pipelaying or repair, exploitation or production. 784

“Offshore site” is defined for the purposes of this Charter Party as the area 785 within three nautical miles of an “offshore unit” from or to which the Owners 786 are requested to take their Vessel by the Charterers. 787

“Employees” is defined for the purposes of this Charter Party as employees, 788 directors, officers, servants, agents or invitees. 789

“Completion Agreement” shall mean the agreement signed on or before the date of this agreement between Charlesworth Marine Limited, Global Marine Search Limited and OVH Inc, setting out, inter alia, the basis on which settlement of amounts due under this Charter Party are to be effected.

“Search Assignment” shall mean the search assignment specified in ANNEX D

36. Headings 790

The headings of this Charter Party are for identification only and shall not be 791 deemed to be part hereof or be taken into consideration in the interpretation 792 or construction of this Charter Party. 793

This document is a computer generated SUPPLYTIME 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX D

The Supplier will undertake a search of the Search Box using the Search Vessel in accordance with this Schedule.

Objective

To locate the Target Wreck within the Search Area.

Procedure

The Vessel is to navigate to the Search Area to conduct a full search of the Search Box as defined in the Research File employing the appropriate survey sensors.

Period of Hire 1. 125 days including

(a) transit and mobilisation = 30 days (15 each way),

(b) search 60 days,

(c) identification 10 days,

(d) weather allowance 15 days,

(e) port calls 10 days

(f) mechanical breakdown allowance which is capped at 4 days per month.

2. The Search will come to an end upon:

(a) Expiry of the 125 day charter;

(b) the Search Box being completed or

(c) the wrecks within the Search Box having been inspected but the Target Wreck not being found or

(d) The search being stopped by Government interference or threatened interference or

(e) The wreck being found.

3. If one or more wrecks, other than the Target Wreck, are found during the search and a decision taken to recover it, any proceeds arising will be shared as if the find were the Target Wreck.

4. Transit allowance is total regardless of time taken.

Port of Delivery

t.b.a.

Time of Delivery

October, 2009, or such other date as may be mutually agreed

Redelivery

t.b.a.

Location of Target Wreck

Upon locating one or more Target Wrecks the Owners shall advise and provide data to the Charterer to enable the Charterer to decide whether to salvage the Target Wreck. In the event that the Charterer decides to salvage the Target Wreck the Owners shall within 14 days of notification provide the Charterer with a quotation for the salvage. The Owners have a right to match any alternative quotes obtained by the Charterer.

Alternative Wrecks

If one or more wrecks, other than the Target Wreck, are found during the Search Assignment and a decision taken to recover it, any proceeds arising will be shared in accordance with this Agreement.

ANNEX E

War Risks Clause for Time Charters, 2004 (Code Name: CONWARTIME 2004)

a) For the purpose of this Clause, the words:

(i) “Owners” shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the Vessel, and the Master; and

(ii) “War Risks” shall include any actual, threatened or reported:

war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) The Vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(c) The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

(d) (i) The Owners may effect war risks insurance in respect of the Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their protection and Indemnity Risks), and the premiums and/or calls therefor shall be for their account.

(ii) If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, or pass through any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then the actual premiums and/or calls paid shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(e) If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then the actual bonus or additional wages paid shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(f) The Vessel shall have liberty:-

(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii) to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

(iv) to discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

(v) to call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

(g) If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall be discharged at any alternative port without first giving the Charterers notice of the Owners’ intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterers within 48 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(h) If in compliance with any of the provisions of sub-clauses (b) to (g) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party.